UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010 (May 25, 2010)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Seaport Boulevard, Suite 500

Redwood City, California 94063

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 25, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Threshold Pharmaceuticals, Inc. (the “Company”) approved a cash bonus plan for the Company’s 2010 fiscal year (the “2010 Cash Bonus Plan”). The Company’s Chief Executive Officer, President and Chief Medical Officer, Senior Vice President of Discovery Research and Principal Financial Officer will be eligible to receive cash bonuses under the 2010 Cash Bonus Plan equal to 50 percent, 35 percent, 35 percent and 15-20 percent of their base compensation, respectively, upon the attainment of corporate milestones as determined by the Committee, according to guidelines approved by the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/S/ JOEL A. FERNANDES
Joel A. Fernandes
Senior Director, Finance and Controller

Date: June 1, 2010